UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
Address of Principal Executive Offices, Including Zip Code)

405-415-8677
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	REPX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 11, 2021, Riley Exploration Permian, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”), to furnish a copy of: (i) its earnings press release under Item 2.02 and Item 9.01 (the “Earnings Release”) announcing the financial condition and results of operations for the Company’s fiscal second quarter ended March 31, 2021 and (ii) an earnings presentation under Item 7.01 and Item 9.01 (the “Earnings Presentation”). Subsequently, the Company became aware that certain information included in the Earnings Release and Earnings Presentation was incorrect and the Company made available corrected versions of its Earnings Release and Earnings Presentation on the Company’s website at www.rileypermian.com.

This Form 8-K/A amends the Original Form 8-K to furnish a Corrected Earnings Release as defined and described under Item 2.02 below and a Corrected Earnings Presentation as defined and described under Item 7.01 below. Specifically, the Corrected Earnings Release and Corrected Earnings Presentation reflect the following adjustments to the financial information and statements that were furnished in the Original Form 8-K: (i) an increase in stock-based compensation expense of approximately $4.2 million resulting from recognition of stock-based compensation expense for equity grants that were approved on March 15, 2021 with an issuance date of April 1, 2021, as previously disclosed in our Current Report on Form 8-K filed March 15, 2021 and (ii) a decrease in stockholder’s equity of approximately $5.0 million resulting from the declaration on March 4, 2021 of a quarterly cash dividend of $0.28 per share, which was paid on May 7, 2021. The primary effect of these corrections was an aggregate increase in accrued liabilities of $9.2 million, which impacted several line items on the financial statements that were included as part of the Earnings Release. Additionally, the beginning and ending cash balances within the Condensed Consolidated Statements of Cash Flows for the six months ended March 31, 2020 have been revised to reflect the reported cash balances during those periods. These revisions had no impact to the reconciling items included within the Condensed Consolidated Statements of Cash Flows. The corrections referred to in this paragraph are hereinafter collectively referred to as the “Corrected Information”.

Item 2.02.	Results of Operations and Financial Condition.

On May 11, 2021, the Company issued the Earnings Release, a copy of which was furnished as Exhibit 99.1 to the Original Form 8-K. On May 17, 2021, the Company made available on its website at www.rileypermian.com an updated version of the Earnings Release reflecting the Corrected Information (the “Corrected Earnings Release”). The Corrected Earnings Release is furnished as Exhibit 99.1 to this Form 8-K/A, which supersedes Exhibit 99.1 to the Original Form 8-K in its entirety.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 2.02 in this Form 8-K/A, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

On May 11, 2021, the Company released the Earnings Presentation, a copy of which was furnished as Exhibit 99.2 to the Original Form 8-K. On May 17, 2021, the Company made available on its website at www.rileypermian.com an updated version of the Earnings Presentation reflecting the Corrected Information (the “Corrected Earnings Presentation”).The Corrected Earnings Presentation is furnished as Exhibit 99.2 to this Form 8-K/A, which supersedes Exhibit 99.2 to the Original Form 8-K in its entirety.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 in this Form 8-K/A, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Corrected Press Release dated May 17, 2021.

99.2	Corrected Earnings Presentation dated May 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date: May 17, 2021	By:	/s/ Michael J. Rugen
Michael J. Rugen
Chief Financial Officer